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                                                                    EXHIBIT 10.3

                               COLLATERAL PATENT,
                   TRADEMARK, COPYRIGHT AND LICENSE AGREEMENT

     COLLATERAL PATENT, TRADEMARK, COPYRIGHT AND LICENSE ASSIGNMENT, dated as of August 25, 2003, among Monitronics International, Inc., a Texas corporation (the "Assignor"), to Fleet National Bank, as Administrative Agent for the Lenders from time to time party to the credit agreement referred to below (in such capacity, the "Assignee").

                              W I T N E S S E T H:

     WHEREAS, the Assignor, the Assignee, Bank of America, N.A., as Syndication Agent, and the Lenders from time to time party thereto have entered into a Credit Agreement dated as of August 25, 2003 (as amended, modified, supplemented and/or extended from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the same meanings herein as in the Credit Agreement); and

     WHEREAS, it is a condition to the effectiveness of the Credit Agreement that, among other things, Assignor execute and deliver to the Assignee this Agreement.

     NOW, THEREFORE, in consideration of the willingness of the Lenders to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Assignor pursuant thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

     1. Incorporation of Loan Documents. The Loan Documents and the terms and provisions therein are hereby incorporated herein in their entirety by this reference thereto.

     2. Collateral Assignment of Patents, Trademarks, Copyrights and Licenses. To secure the complete and timely satisfaction of all of the obligations of Assignor to the Assignee under the Credit Agreement, the Notes and all other documents, instruments and agreements delivered by Assignor in connection therewith (collectively, the "Obligations"), the Assignor hereby mortgages, pledges and assigns to the Assignee, for and on behalf of the Lenders, as and by way of a mortgage and security interest having priority over all other security interests, with power of sale upon the occurrence of an Event of Default, and grants the Assignee, for and on behalf of the Lenders, a security interest in, all of Assignor's right, title and interest in and to all of the following, whether now existing or hereafter arising:

        (i) patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, and those patents and patent applications listed on Schedule A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a)

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     through (d), inclusive, in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Patents");

        (ii) all service marks, trademarks, trademark or service mark registrations, trademark or service mark applications, trade names, copyrights, copyright registrations and copyright applications including, without limitation, the trademarks, service marks, copyrights and applications listed on Schedule B attached hereto and made a part hereof, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing service marks, trademarks, registrations, applications and trade names, together with the items described in clauses (a) through (d), inclusive, with respect thereto in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Marks" and all of the foregoing copyrights, copyright registrations and copyright applications, together with the items described in clauses (a) through (d), inclusive, in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Copyrights");

        (iii) all Assignor's rights and obligations pursuant to its license agreements with any other Person or Persons with respect to any Patents, Marks and Copyrights, whether Assignor is a licensor or licensee under any such license agreements, including, without limitation, the licenses listed on Schedule C attached hereto and made a part hereof, and, subject to the terms of such licenses, the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter owned by the Assignor and now or hereafter covered by such licenses (all of the foregoing is hereinafter referred to collectively as the "Licenses"); and

        (iv) the goodwill of Assignor's business connected with and symbolized by the Marks;

provided, however, that there shall be excluded from the foregoing collateral assignment and grant of a security interest any of the existing Licenses to which Assignor is a licensee (and any Patents, Marks and Copyrights currently licensed by others to Assignor pursuant to such Licenses), in each case to the extent (but only to the extent) that the applicable License lawfully prohibits such collateral assignment or grant of a security interest; provided further, however, that, upon the Assignee's request, Assignor will use its best efforts to obtain any consent needed to subject any such property to this collateral assignment and grant of a security interest.

     3. Restrictions on Future Agreements. Assignor agrees and covenants that, until the Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated, Assignor will not, without the Assignee's prior written consent, take any action or enter into any agreement, including, without limitation, entering into any license agreement, which is inconsistent with Assignor's obligations under this Agreement, and Assignor further agrees and covenants that without the Assignee's prior written consent it will not take any action, or permit any action to be taken by others subject to its control, including its licensees, or fail to

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take any action which would affect the validity or enforcement or nature of the rights transferred to the Assignee, for and on behalf of the Lenders under this Agreement. Assignor agrees and covenants not to sell or assign its interest in, or grant any license under, the Patents, Marks, Copyrights or Licenses without receiving the prior written consent of the Assignee thereto.

     4. Certain Covenants, Representations and Warranties of Assignor. Assignor covenants, represents and warrants (to the best of Assignor's knowledge with respect to any Patents, Marks and Copyrights which are licensed by third parties to Assignor) that: (i) the Patents, Marks, Copyrights and Licenses are subsisting, have not been adjudged invalid or unenforceable in whole or in part, and, to the best of Assignor's knowledge, are not currently being challenged in any way; (ii) none of the Patents, Marks, Copyrights and Licenses have lapsed or expired or have been abandoned, whether due to any failure to pay any maintenance or other fees or make any filing or otherwise; (iii) each of the Patents, Marks, Copyrights and Licenses is valid and enforceable, and Assignor is unaware of any invalidating prior act (including public uses and sales) relative to the Patents, and is unaware of any impairments to the Patents, Marks, Copyrights or Licenses which would have a material adverse effect on the validity and/or enforceability of the Patents, Marks, Copyrights or Licenses;
(iv) to the best of Assignor's knowledge, no claim has been made that the use of any of the Patents, Marks, Copyrights or Licenses constitutes an infringement;
(v) Assignor owns the entire right, title and interest in and to each of the Patents, Marks and Copyrights (other than those being licensed to Assignor pursuant to the Licenses), free and clear of any liens and encumbrances of every kind and nature, and the Licenses are valid and subsisting licenses with respect to the Patents, Marks, Copyrights described therein, free and clear of any liens and encumbrances of every kind and nature arising by, through or under Assignor, in each case except for (A) rights granted by Assignor pursuant to the applicable licenses listed on Schedule C, (B) liens and encumbrances in favor of the Assignee, for and on behalf of the Lenders, pursuant to this Agreement or the other Loan Documents, and (C) liens and encumbrances otherwise permitted under the Credit Agreement; (vi) the Patents, Marks and Copyrights and Licenses listed on Schedules A, B and C, respectively, constitute all such items in which Assignor has any right, title or interest; (vii) Assignor has the unqualified right to enter into this Agreement and perform its terms; (viii) Assignor will continue to use proper statutory notice in connection with its use of the Patents, Marks and Copyrights; and (ix) Assignor will use standards of quality in its manufacture of products sold under the Marks consistent with those currently employed by it.

     5. New Patents, Marks, Copyrights and Licenses. If, before the Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated, Assignor shall (i) obtain rights to any new patentable inventions, trademarks, service marks, trademark or service mark registrations, copyrights, copyright registrations, trade names or licenses, or (ii) become entitled to the benefit of any patent, trademark or service mark application, trademark, service mark, trademark or service mark registration, copyrights, copyright registrations, license or license renewal, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Section 2 above shall automatically apply thereto, and Assignor shall give to the Assignee, for and on behalf of the Lenders, prompt written notice thereof. Assignor hereby authorizes the Assignee, for and on behalf of the Lenders, to modify this Agreement by noting any future acquired Patents, Marks or Copyrights on Schedule A or B and any Licenses and licensed Patents, Marks or Copyrights on Schedule C, as applicable; provided, however, that the failure of the Assignee

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to make any such notation shall not limit or affect the obligations of Assignor or rights of the Assignee hereunder.

     6. Royalties; Terms. Assignor hereby agrees that the use by the Assignee of all Patents, Marks, Copyrights and Licenses as described above shall be worldwide (or in the case of the Patents, Marks and Copyrights licensed to Assignor such smaller geographic location if any is specified for Assignor's use in the applicable License) and without any liability for royalties or other related charges from the Assignee to Assignor. The term of the assignments granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Marks, Copyrights and Licenses assigned hereunder, or
(ii) satisfaction in full of the Obligations and termination of the Credit Agreement.

     7. Grant of License to the Assignor. Unless and until an Event of Default shall have occurred and notice given as provided in the following sentence, the Assignee hereby grants to Assignor (but only to the extent the same was lawfully granted to the Assignee by Assignor pursuant to this Agreement) the royalty-free, exclusive, nontransferable right and license for Assignor's own benefit and account and no other to use the Marks and all materials covered by the Copyrights, to exercise the Assignee's rights under the Licenses, and to make, have made, use and sell products conforming to the inventions disclosed and claimed in the Patents for Assignor's own benefit and account and for none other. Assignor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Assignor in this Section 7 without the prior written consent of the Assignee, for and on behalf of the Lenders. From and after the occurrence of an Event of Default and notice to such effect from the Assignee to the Assignor, Assignor's license with respect to the Patents, Marks, Copyrights and Licenses as set forth in this Section 7 shall terminate forthwith.

     8. Right to Inspect. The Assignee, for and on behalf of the Lenders, shall have the right, at any time and from time to time, to inspect Assignor's premises, books, records and operations to the extent permitted under the Credit Agreement and the other Loan Documents.

     9. Termination of the Assignor's Security Interest. This Agreement is made for collateral purposes only. Upon satisfaction in full of the Obligations and termination of the Credit Agreement, subject to any disposition thereof which may have been made by the Assignee, for and on behalf of the Lenders, pursuant hereto or pursuant to any of the other Loan Documents, title to the Patents, Marks, Copyrights and Licenses shall automatically revert to Assignor. The Assignee, for and on behalf of the Lenders shall, at Assignor's expense, execute and deliver to Assignor all termination statements and other instruments as may be necessary or proper to terminate the Assignee's security interest in, and to revest in Assignor all right, title arid interest in and to, the Patents, Marks, Copyrights, and Licenses transferred to the Assignee, for and on behalf of the Lenders pursuant to this Agreement, subject to any disposition thereof which may have been made by the Assignee or the Lenders pursuant hereto or pursuant to any of the other Loan Documents. Any such termination statements and instruments shall be without recourse upon or warranty by the Assignee, for and on behalf of the Lenders.

     10. Duties of the Assignor. Assignor shall have the duty, in each case in a manner consistent with reasonably responsible business and legal practices as determined by Assignor, (i) to prosecute diligently any patent application of the Patents, any application respecting the

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Marks, and any copyright application of the Copyrights pending as of the date hereof or thereafter, (ii) to make application on unpatented but patentable inventions and on registerable but unregistered trademarks, service marks and copyrights, and (iii) to preserve, maintain and enforce against infringement all rights in patent applications and patents constituting the Patents, in trademark or service mark applications, trademarks, service marks, and trademark or service mark registrations constituting the Marks, and in copyright applications, copyrights and copyright registrations constituting the Copyrights. Any expenses incurred in connection with the foregoing shall be borne by Assignor. Assignor shall not abandon any pending patent application, trademark application, copyright application, service mark application, patent, trademark, service mark or copyright without the written consent of the Assignee, for and on behalf of the Lenders.

     11. Assignee's Right to Sue. From and after the occurrence of an Event of Default, the Assignee, for and on behalf of the Lenders, shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, the Marks, the Copyrights and the Licenses, and any licenses thereunder, and, if the Assignee shall commence any such suit, Assignor shall, at the request of the Assignee, do any and all lawful acts and execute any and all proper documents reasonably requested by the Assignee in aid of such enforcement, and Assignor shall promptly, upon demand, reimburse and indemnify the Assignee for all reasonable costs and expenses incurred by the Assignee in the exercise of its rights under this Section 11.

     12. Waivers. No course of dealing between Assignor and the Assignee, for and on behalf of the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of the Assignee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     13. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     14. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the Assignor and the Assignee.

     15. Further Assurances. Assignor shall execute and deliver to the Assignee, for and on behalf of the Lenders, at any time or times hereafter at the request of the Assignee, all papers (including, without limitation, any as may be deemed desirable by the Assignee for filing or recording with any Patent and Trademark Office, and any successor thereto) and take all such actions (including, without limitation, paying the cost of filing or recording any of the foregoing in all public offices reasonably deemed desirable by the Assignee), as the Assignee may request, to evidence the Assignee's interest in the Patents, Marks, Copyrights and Licenses and the goodwill associated therewith and enforce the Assignee's rights under this Agreement.

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     16. Cumulative Remedies; Power of Attorney; Effect on Loan Documents. All
of the Assignee's rights and remedies with respect to the Patents, Marks, Copyrights and Licenses, whether established hereby, by any of the Loan Documents or otherwise, or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Assignor hereby constitutes and appoints the Assignee as Assignor's true and lawful attorney-in-fact, with full power of substitution in the premises, with power at any time after the occurrence of an Event of Default, to (i) endorse Assignor's name on all applications, documents, papers and instruments determined by the Assignee, for and on behalf of the Lenders, in its sole discretion as necessary or desirable for the Assignee in the use of the Patents, Marks, Copyrights and Licenses, (ii) take any other actions with respect to the Patents, Marks, Copyrights and Licenses as the Assignee deems in good faith to be in the best interest of the Assignee, for and on behalf of the Lenders, (iii) grant or issue any exclusive or non-exclusive license under the Patents, Marks or Copyrights to any Person, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Marks, Copyrights or Licenses to any Person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Obligations shall have been satisfied in full and the Credit Agreement shall have been terminated. Assignor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of the Assignee under the Credit Agreement or any of the Loan Documents but rather is intended to facilitate the exercise of such rights and remedies. The Assignee, for and on behalf of the Lenders shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Marks, Copyrights or Licenses may be enforced. Assignor hereby releases the Assignee and the Lenders from any and all claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Assignees under the powers of attorney granted herein.

     17. Binding Effect; Benefits. This Agreement shall be binding upon the Assignor and its respective successors and assigns and shall inure to the benefit of the Assignee and the Lenders and their respective successors, assigns and nominees.

     18. Governing Law. THIS COLLATERAL PATENT, TRADEMARK, COPYRIGHT AND LICENSE ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the undersigned has duly executed this Collateral
Patent, Trademark, Copyright and License Agreement as of the date first above written.

                                                 MONITRONICS INTERNATIONAL, INC.

                                                 By: /s/ Michael Meyers
                                                     ---------------------------
                                                 Name:  Michael Meyers
                                                 Title: Vice President & CFO

     [Signature Page for Collateral Patent, Trademark, Copyright and License
                                   Agreement]

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                                   ACCEPTANCE

     The undersigned, as aforesaid, accepts the foregoing Collateral Patent, Trademark, Copyright and License Assignment as of the 25th day of August, 2003.

                                                    FLEET NATIONAL BANK, as
                                                    Administrative Agent

                                                    By: /s/ John F. Lynch
                                                        ------------------------
                                                    Name:  John F. Lynch
                                                    Title: Senior Vice President

     [Signature Page for Collateral Patent, Trademark, Copyright and License
                                   Agreement]

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                                   SCHEDULE A

                                      NONE.

                                   SCHEDULE B

           MARK                               TYPE          REG. NO.   REG. DATE
           ----                               ----          --------   ---------
Monitronics (Company name)              Reg. Service Mark   2,034,953   02/04/97
Platinum Pay                            Reg. Service Mark   2,240,687   04/20/99
DMAC                                    Reg. Service Mark   2,280,773   09/28/99
Monitronics International, Inc. (Logo)  Reg. Service Mark   2,308,760   01/18/00
Monitest                                Reg. Service Mark   2,340,548   04/11/00
Moninet                                 Reg. Service Mark   2,423,942   01/23/01
Four Domes of Protection                Reg. Service Mark   2,499,566   10/23/01
Stationlink                             Reg. Service Mark   2,656,813   12/03/02
The Companion Termination               Common Law Mark        N/A        N/A
Equity Builder                          Common Law Mark        N/A        N/A
Platinum Plus                           Common Law Mark        N/A        N/A
When Seconds Count...                   Common Law Mark        N/A        N/A

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                                   SCHEDULE C

                                      NONE.